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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




We consent to the incorporation into the Registration Statement on Form SB-2 of Raptor Networks Technology, Inc. of our Report of Independent Registered Public Accounting Firm, dated March 28, 2005, on our audits of the consolidated financial statements and financial statement schedules of Raptor Networks Technology, Inc. for the year ended December 31, 2004 and the initial period ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement and to the filing of this consent as an exhibit to the Registration Statement.



Denver, Colorado
January 20, 2006

                                                          /S/ COMISKEY & COMPANY
                                                        PROFESSIONAL CORPORATION